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                                                                   Exhibit 3.1


                          CERTIFICATE OF INCORPORATION


                                       OF


                             DMAC ACQUISITION CORP.


                              --------------------

                  I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, as from time to time amended, do hereby certify as follows:

                  FIRST:  The name of the Corporation is

                                 DMAC Acquisition Corp.

                  SECOND: The registered office of the
Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.

                  The name of its registered agent in the State of Delaware at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time in effect.

                  FOURTH: The total authorized capital
stock of the Corporation shall be 100 shares of Common Stock, par value $.001 per share.


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                  FIFTH:  The name and mailing address of the incorporator
is as follows:

        Name                                Mailing Address
        ----                                ---------------

Eric S. Klee                          1155 Avenue of the Americas
                                        New York, New York 10036

                  SIXTH: The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. The number of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-Laws. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                  SEVENTH: The Board of Directors may make, alter or repeal the By-Laws of the Corporation except as otherwise provided in the By-Laws adopted by the Corporation's stockholders.

                  EIGHTH: The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

                  1. A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of this paragraph 1 of Article EIGHTH nor any amendment to said General Corporation Law that does not have retroactive application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

                                       2

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                  2. The Corporation shall indemnify each Director and Officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's By-Laws, and in furtherance hereof the Board of Directors is expressly authorized to amend the Corporation's By-Laws from time to time to give full effect hereto, notwithstanding possible self interest of the Directors in the action being taken. Neither the modification or repeal of this paragraph 2 of Article EIGHTH nor any amendment to the General Corporation Law of the State of Delaware that does not have retroactive application shall limit the right of Directors and Officers to indemnification hereunder with respect to any act or omission occurring prior to such modification, amendment or repeal.

                  NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                       3

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                  IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of May, 1998.

                                                              /s/ Eric S. Klee
                                                              ----------------
                                                              Eric S. Klee
                                                              Incorporator

STATE OF NEW YORK  )
                   :   ss.:
COUNTY OF NEW YORK )

                  BE IT REMEMBERED, that on the 12th day of May , 1998, personally came before me, James Bragg, a Notary Public in and for the State and County aforesaid, Eric S. Klee, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed, and that the facts therein stated are truly set forth.

                  GIVEN under my hand and seal of office the day and year aforesaid.

                                                  /s/ James Bragg




                                                  -------------------------
                                                          Notary Public







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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                            OF DMAC ACQUISITION CORP.


         DMAC Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is DMAC Acquisition Corp. (the "Corporation"). The Corporation was originally incorporated in the State of Delaware on the 12th day of May, 1998 pursuant to a Certificate of Incorporation filed with the Secretary of State of the State of Delaware on that date.

         2. This Certificate of Amendment amends the
Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 12, 1998. This Certificate of Amendment has been adopted by the Corporation and by its sole stockholder pursuant to Section 242 of the General Corporation Law of the State of Delaware.

         3. On August 7, 1998, Directors of the Corporation duly adopted resolutions authorizing the following amendment of the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and in the best interests of the Corporation and its sole stockholder and authorizing the appropriate officers to solicit written consent of the sole shareholder of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. Thereafter, pursuant to resolutions of the Board of Directors, in lieu of a meeting and vote of the sole stockholder, the sole stockholder representing all of the issued and outstanding shares of capital stock of the Corporation adopted the following amendment of the Certificate of Incorporation of the Corporation.

         4. The Certificate of Incorporation of the
Corporation is amended by deleting the text contained in ARTICLE FIRST in its entirety and inserting in lieu thereof the following:

         "The name of the Corporation is DIMAC Corporation."

         IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment of Certificate of Incorporation of DMAC Acquisition Corp. to be executed by its officer thereunto duly authorized this 10th day of August, 1998.



                                    DMAC ACQUISITION CORP.



                                    By: /s/ James Wu
                                    ----------------
                                        Name:   James Wu
                                        Title:  Vice President and Assistant
                                                  Secretary